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                                                                     Exhibit (i)

                                                               [LOGO] WILMERHALE

February 3, 2009                                               Leonard A. Pierce

Barclays Global Investors Funds                              +1 617 526 6440 (t)
400 Howard Street                                            +1 617 526 5000 (f)
San Francisco, CA 94105                            leonard.pierce@wilmerhale.com

Re: Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A for Barclays Global Investors Funds (the "Trust")
      (File Nos. 033-54126; 811-07332)

Ladies and Gentlemen:

     We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statement of additional information, which is included as part of the registration statement on Form N-1A of Barclays Global Investors Funds (the "Registration Statement"). In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission (the "Commission"), together with the Registration Statement. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       WILMER CUTLER PICKERING HALE AND DORR LLP


                                       By: /s/ Leonard A. Pierce
                                           -------------------------------------
                                           Leonard A. Pierce

       Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston,
                               Massachusetts 02109
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